Exhibit 32.1

iDNA, INC.
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James J. McNamara, Chief Executive Officer of iDNA, Inc., a Delaware corporation (the “Registrant”), in connection with the Registrant’s Quarterly Report on Form 10-Q for the period ended October 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), do hereby represent, warrant and certify, in compliance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James J. McNamara
Name: James J. McNamara
Title: Chairman of the Board and Chief Executive Officer
(principal executive officer)

Date:	December 14, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to iDNA, Inc. and will be retained by iDNA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.